                                                                   Exhibit 10.29



   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


                       DATED THIS 1ST DAY OF OCTOBER 1999


                                     BETWEEN


                    CHARTERED SEMICONDUCTOR MANUFACTURING LTD


                                       AND


                               ANALOG DEVICES INC.



--------------------------------------------------------------------------------


                       ASSURED SUPPLY AND DEMAND AGREEMENT


--------------------------------------------------------------------------------

                       ASSURED SUPPLY AND DEMAND AGREEMENT

THIS AGREEMENT is made the 1st day of October 1999 by and between :-

(1) CHARTERED SEMICONDUCTOR MANUFACTURING LTD, a company incorporated in Singapore and having its place of business at 60 Woodlands Industrial Park D, Street 2, Singapore 738406 ("CSM"); and

(2) ANALOG DEVICES, INC. a company incorporated in Delaware and having its place of business at One Technology Way, Norwood, MA 02062, USA ("ADI").

WHEREAS

(A) CSM and ADBV, an affiliate of ADI, had entered into a Deposit Agreement dated 30 January 1996 (the "Deposit Agreement") for the purpose of ADBV depositing certain funds with CSM and for CSM to make available to ADBV certain wafer manufacturing capacity. ADBV subsequently assigned its rights and obligations under the Deposit Agreement to ADI.

(B) To strengthen the relationship between CSM and ADI and to meet the changing business needs of both Parties, CSM and ADI have decided to enter into this Assured Supply and Demand Agreement to supersede the Deposit Agreement to effect new terms and conditions under which the said deposit may be credited back to ADI.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the Parties agree as follows:-

1.       DEPOSIT AGREEMENT SUPERSEDED

         With effect from July 1, 1999 ("the Effective Date"), all terms and conditions of the Deposit Agreement shall be superseded by the terms and conditions of this Agreement, and shall cease to have any force or effect.

2.       THE DEPOSIT

2.1 The Parties acknowledge that ADI has deposited with CSM the sum of US$20,000,000 (the "Deposit") for the purposes of securing wafer manufacturing capacity at CSM's facilities.

2.2 With effect from the Effective Date, the Parties agree that CSM will refund the Deposit to ADI on the terms and conditions set out as follows. Partial refunds shall occur on a per wafer basis as outlined in Table B of ANNEX A and on a per product basis as outlined in TABLE A of Annex A. Product based refunds shall occur upon successful completion of Tapeout, Lot Acceptance or Qualification, as defined below and as indicated in TABLE A of Annex A. Wafer refunds per Table B of Annex A shall include wafers purchased by ADI, its affiliates and others of ADI products. If CSM is unable to accept an order for


                              CSM/ADI CONFIDENTIAL                             2

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.



2.3 wafers within the CSM commitment described in this Agreement, ADI shall be entitled to that same refund amount per wafer for any orders not accepted by CSM. Refunds shall be calculated at the end of each calendar quarter and shall be credited or paid to ADI within 30 days after the close of the quarter.

2.4 "Tapeout" shall be deemed to have occurred when ADI provides to CSM a full GDS database of a given product and CSM has communicated in writing to ADI that there has been no design rule violation or has agreed to accept the design and layout "as is." Acceptance of a purchase order by CSM from ADI for more than [**] wafers of a product shall constitute written "as is" design acceptance, unless mutually agreed in writing.

2.5 "Lot Acceptance" by ADI shall be defined as the successful fabrication of 4 production lots including 1 prototype or skew lot and 3 qualification lots, which pass all relevant CSM WAT criteria.

2.6 "Qualification" by ADI shall be defined as the attainment of competitive yield and the successful completion of standard Reliability screens as used by ADI in the qualification of similar products, according to ADI specification ADI-0012.

2.7 If ADI successfully qualifies products as described in Table A of Annex A in accordance with the mutually agreed qualification plan in ANNEX C, ADI will be entitled to portions of the Deposit in accordance with Annex A. Any part of the Deposit that is not refunded or due to be refunded to ADI pursuant to Annex A on or before 30 June 2004, will not be refunded thereafter. However, i) if ADI shall Tapeout one or more products, proven to meet similar Lot Acceptance and Qualification criteria at another vendor, on each of three or more of the technologies listed in Table A of Annex A and CSM does not attain Lot Acceptance and Qualification by 1 January 2002, on two or more of the technologies listed in Table A of Annex A, or ii) CSM shall fail to make industry-compatible versions of three or more of the technologies listed in Table A of Annex A available to ADI for production use by 1 January 2002, then any remaining deposit on 29 June 2004 shall be then refunded to ADI. For this purpose, an industry compatible process is one which can accept and qualify the same layout as accepted and qualified at a competitor wafer fab, after only minor revisions which do not affect die size.

2.8 ADI may introduce its design customers and/or licensees to use CSM's manufacturing facilities. If CSM agrees to provide manufacturing services to any such third party, wafers manufactured based on an ADI design pursuant to such an arrangement shall entitle ADI to the same wafer credits indicated in Table B of Annex A. Wafers manufactured for ADI under other agreements between CSM and ADI or its subsidiaries shall entitle ADI to the same wafer credits indicated in Table B.


                              CSM/ADI CONFIDENTIAL                             3

2.8 All wafers shall be manufactured and supplied in accordance with CSM's procedures and relevant ADI and CSM specifications, including the existing ADI/CSM procurement spec, as to the current revision or as amended by mutual agreement. Copies of CSM's procedures shall be available upon written request by ADI.

2.9 ADI acknowledges that some of the process technologies referred to in Annex A may be run in either or both of CSM's joint venture fabs operated by Silicon Manufacturing Partners Pte Ltd ("SMP") and Chartered Silicon Partners Pte Ltd ("CSP"). In the event that CSM needs to supply ADI with any wafers out of SMP and/or CSP, ADI agrees to allow CSM to assign the relevant portions of this Agreement to SMP or CSP, as the case may be, or to enter into a separate agreement with SMP or CSP on similar terms as the terms of this Agreement. All 8" wafers purchased by ADI, its subsidiaries and assignees from CSM and its affiliates, regardless of the actual process, fabrication source, or fabrication site, shall be eligible for credit under the terms of this Agreement.

3.       ADI'S LOADING COMMITMENT

3.1 ADI agrees to place with CSM purchase orders of such quantity of 8-inch wafers as forecasted for delivery during each calendar quarter of the term of this Agreement.

3.2 While there are no liquidated damages associated with forecasts, both Parties recognize the difficulty in CSM factories accommodating sharp forecast changes or changes from forecast. Also, both Parties recognize that a certain level of capacity must be committed by CSM to ADI to accommodate ADI's revenue needs and to enable ADI to earn back the deposit as set forth in Annex A. For these reasons, the Parties have agreed on certain forecast guidelines below.

3.3 Forecast Timing. Forecasts refer to wafer purchase projections beyond the normal lead-time published by CSM and agreed by ADI. Nominally, the order lead-time is otherwise assumed to be 3 months for the purpose of such forecasts. Forecasts shall refer to wafer delivery quantities and dates and shall be non-binding. CSM shall acknowledge each forecast in writing within 10 business days, either (i) accepting such forecast, even though aspects may exceed the forecast quantity or variation guidelines noted in Section 3.8, or (ii) identifying those aspects which exceed guidelines and CSM's ability to sustain as their Base Loading Commitment. Any forecast accepted by CSM in writing within 10 business days shall become the new Base Loading Commitment.

3.4 All wafer commitments within the agreed lead-time are made via ADI Purchase Orders as acknowledged and accepted by CSM. Purchase Orders accepted by CSM are considered binding agreements for CSM to deliver and ADI to accept the stated quantity and type of wafers, in accordance with all relevant CSM procedures and all agreed ADI and CSM specifications, including the existing ADI/CSM procurement spec, as to the current revision or as amended by mutual agreement. Purchase Orders are time sensitive documents and must be acknowledged and accepted in writing by CSM within 10 business days or they are considered null and void. Wafer orders which are not delivered within the agreed delivery lead-time, plus a grace period of no more than 30 days, upon placement and acceptance of the Purchase Order, are subject to cancellation by ADI on 2


                              CSM/ADI CONFIDENTIAL                             4
         business days notice. There is no penalty for cancellation due to late delivery as described in this section. To the extent that the terms of Purchase Orders and other documents are inconsistent with the terms of this Agreement, this Agreement shall take precedence, unless CSM and ADI specifically agree to amended terms in a separate agreement. The terms of a quotation and purchase order shall not constitute such amendment.

3.5 Quarterly Forecast. ADI's monthly wafer delivery requirements forecast for those products to be manufactured over the next 18 months will be provided quarterly on an agreed timetable (the "Quarterly Forecast"). The first such forecast is set out in ANNEX B (the "Original Forecast"). The first 3 months of each Quarterly Forecast shall be backed by Purchase Orders for those 3 months as described above. Subject to Section 3.8 hereof, the Original Forecast shall be updated by ADI at the end of every calendar quarter. Future Quarterly Forecasts shall cover the period from 10 to 18 months from the forecast date, indicating total wafer demand by process. The period from 4 to 9 months shall be covered by the monthly forecast as outlined below.

3.6 Monthly Forecast. On a monthly basis, ADI shall provide CSM with a 6-month rolling forecast, by product and process, of its monthly volume requirements for wafers covering the period from 4 to 9 months from the forecast date. ADI will update the 6-month forecast on or before the 26th of each month (the "Monthly Forecast"). ADI shall indicate on the forecast those products for which ADI requests CSM to obtain circuit probe capacity and commit to execute circuit probing within the order lead time.

3.7 Base Loading Commitment. For the purposes of establishing CSM's capacity commitment to ADI, the concept of Base Loading Commitment is introduced and is defined as the first Monthly Forecast, (as defined in Section 3.6) of each quarter as accepted by CSM in writing plus the corresponding Quarterly Forecast (as defined in section 3.5) of the same date as submitted by ADI as adjusted for flexibility in accordance with Section 3.8.


                              CSM/ADI CONFIDENTIAL                             5

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


3.8      Loading Commitment Flexibility.

3.8.1 ADI's loadings per month shall not vary from one third of the relevant quarter's Base Loading Commitment by more than [**].

3.8.2 On a quarterly basis, ADI may modify the Base Loading Commitment as follows:


            Period                           Pre-approved Modification
(Forecast Quarter = Quarter 0;    (Percentage of the same month forecast made in
     current month = month 0           the previous Base Loading Commitment)
     e.g. Mar 2000)
Quarter 1 (e.g. Apr - Jun 2000)    +/- 0% as covered by Accepted Purchase Orders
Quarter 2 (e.g. Jul - Sep 2000)           The lesser of + / - [**] wafers
Quarter 3 (e.g. Oct - Dec 2000)           The lesser of + / - [**] wafers
Quarter 4 (e.g. Jan - Mar 2001)           The lesser of + / - [**] wafers
Quarter 5 (e.g. Apr - Jun 2001)           The lesser of + / - [**] wafers
Quarter 6 (e.g. Jul - Sep 2001)           The lesser of + / - [**] wafers

3.8.3 Notwithstanding the foregoing, should any ADI forecast exceed the pre-approved modification for any calendar quarter, CSM shall have the right to accept or reject that revised forecast. CSM shall have 14 business days to either accept or reject the modified forecast in writing. If CSM accepts the modified forecast, then it shall become the new Base Loading Commitment.

         A table to demonstrate how the above flexibility model operates with respect to the Original Forecast is set out in ANNEX B.

4.       CSM'S SUPPLY COMMITMENT

4.1 In consideration of the retention of the Deposit, CSM hereby agrees to supply wafers as per the Base Loading Commitment. Unless otherwise agreed to by CSM in writing, CSM shall not be contractually obligated to provide more than [**] wafers under this Agreement in a given month through December 31, 2000. Thereafter, and unless otherwise agreed to by CSM in writing, CSM shall not be contractually obligated to provide more am [**]wafers per month or [**] wafers per month per [**] outstanding Deposit balance, whichever is greater.

4.2 CSM's Supply Commitment set out in Section 4.1 above shall be limited to the mix of technologies set out in the Original Forecast in Annex B or in subsequent forecasts as accepted by CSM and shall continue for so long as any portion of the Deposit remains outstanding, unless the Agreement is terminated under Section 6.


                              CSM/ADI CONFIDENTIAL                             6

4.3 CSM's Supply Commitment under this Agreement shall be considered separate from and in addition to CSM's Supply Commitment under other agreements between the Parties.

5.       EFFECTIVE DATE

5.1      The effective date of this Agreement shall be July 1st, 1999.

6.       TERMINATION DATE

6.1 Unless terminated earlier by the Agreement of the parties or on the complete refund of the Deposit, this Agreement shall terminate automatically on June 30, 2004. Any remaining amount of the Deposit unrefunded as of June 30, 2004 and not pending reimbursement via mechanisms in Annex A shall be retained by CSM with no recourse for recovery by ADI, as provided in Section 2.6.

7.       PRICING AND PAYMENT TERMS

7.1 The purchase price of wafers charged to ADI shall be in accordance with the terms of the relevant CSM price quotation agreed to by the Parties from time to time for the relevant lots of wafers purchased. CSM commits to provide wafers at market competitive prices.

7.2 Unless otherwise set out in the applicable Agreed Price Quotation, payment for wafers ordered shall be made by ADI in United States dollars within 45 days from the date of the applicable invoices issued by CSM. ADI shall make payment by telegraphic transfer to an account nominated by CSM. Any late payment for Wafers shall be subject to interest charges of 1.5% per month.

7.3 All invoices issued by CSM shall identify the wafers and the relevant ADI Purchase Order number, Product part number, Purchase Order line and release number, description of items, and quantity of items shipped. Unless otherwise agreed by ADI and CSM in writing, invoices may be dated no earlier than the relevant date of delivery.

7.4 In the event of any dispute over the amount invoiced, ADI shall first make payment of the undisputed portion in accordance with Section 7.2 pending resolution of the dispute between the Parties.

7.5 ADI shall pay, in addition to the prices of wafers stipulated herein, the amount of any freight, insurance, handling and other duties levied on the shipment of wafers to ADI. ADI shall also pay for all sales, use, excise or other similar taxes levied on the purchase of wafers by ADI hereunder.

7.6 CSM may, in its discretion upon written notice to ADI, change the terms of payment to cash, cash-on-delivery or letter of credit or place ADI on credit hold in the event that ADI is late in its payments under this Agreement.


                              CSM/ADI CONFIDENTIAL                             7

8.       PROCEDURE FOR RETURN OF WAFERS

8.1 The return of wafers shall be in accordance with the current CSM specification QX-038. The time limit for the return of wafers due to low sort yield is 60 days from the delivery date of such wafers, and the time limit for the return of Wafers due to reliability failures is 1 year from the delivery date of such wafers.

8.2 CSM shall have no liability and shall not be obliged to accept the return of wafers after the relevant period of 60 days or 1 year, as the case may be. In addition, CSM shall be under no liability for defects in the wafers caused by static discharge, abnormal working conditions, fair wear and tear, accident, willful damage, abuse, misuse, neglect, improper installation, repair or alteration by persons other than CSM, improper testing and/or improper storage and/or improper handling or use contrary to any instructions issued by CSM which are in keeping with generally accepted industry practices. Further, CSM shall be under no liability for any parts or materials it has not manufactured.

8.3 CSM shall have the discretion to decide whether or not to conduct failure analysis on the wafers returned by ADI, and if such failure analysis is conducted, CSM will, at ADI's request, provide ADI with copies of the results of such analysis. If it is mutually agreed that the defects are due to causes other than the causes specified in
         Section 8.2, then ADI may at its option elect for either a full credit for the purchase price paid for such wafers, or CSM's replacement of the defective wafers returned to CSM. If ADI elects for the replacement of defective wafers, the manufacture of such wafers shall have high priority on CSM's production schedule, at no further cost to ADI.

8.4 THE FOREGOING STATES CSMS ENTIRE LIABILITY, WHETHER IN CONTRACT OR IN TORT FOR DEFECTS IN WAFERS. THE EXPRESS TERMS OF THIS AGREEMENT ARE IN LIEU OF ALL WARRANTIES, CONDITIONS, TERMS, UNDERTAKINGS, AND OBLIGATIONS IMPLIED BY STATUTE, COMMON LAW, CUSTOM, TRADE USAGE, COURSE OF DEALING OR OTHERWISE, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED TO THE FULLEST EXTENT PERMITTED BY LAW AND CSM SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

9.       PRODUCTION HALTS

9.1 ADI may at any time request CSM to halt the manufacture of wafers still in-process and CSM shall effect production stoppage, within 2 business days at a point in the process that is consistent with subsequent successful completion. The manufacture of Wafers shall remain on hold pending written directions from ADI. If such hold extends beyond 90 days, CSM will deem the hold to be a cancellation of the order and ADI will be invoiced in accordance with Section 9.2.


                              CSM/ADI CONFIDENTIAL                             8

9.2 If ADI places an order on hold beyond 90 days or decides to cancel an order for reasons other than late delivery, ADI shall pay to CSM a Cancellation Fee based on the formula below:

                   CF = [(CS DIVIDED BY TS) X (P - R)] + R + T

         where

         'CF'     means the cancellation fee payable by Customer.

         'CS'     means the number of completed manufacturing steps as at the date of cancellation.

         'TS'     means the total number of manufacturing steps required to
         produce the Wafers had there not been any cancellation.

         'P'      refers to the purchase price of the Wafer as set out in the applicable Agreed Price Quotation.

         'R'      refers to the raw wafer cost incurred by CSM.

         'T'      refers to any applicable sales, use, excise or other similar taxes levied on or otherwise payable in connection with the Cancellation Fee.

9.3 CSM shall, if commercially feasible, re-start the manufacture of wafers within a reasonable time after receipt of ADI's written request, subject to ADI's agreement to bear all expenses incurred by CSM in production stoppage and re-start. CSM will make no commitments of yield, reliability and conformance with the Acceptance Criteria in respect of wafers stopped in-process (a) more than one time regardless of the number of days of stoppage, or (b) if the stoppage lasts for more than 90 days.

10.      DELIVERY

10.1 CSM shall use its commercially reasonable efforts to deliver the exact quantity of wafers stipulated in the relevant ADI Purchase Order. However if for each Purchase Order the aggregate quantity of wafers delivered by CSM is either within plus or minus 5% of the quantity ordered or within plus or minus 1 wafer, whichever is greater, such quantity shall constitute compliance with ADI Purchase Order.

10.2 Unless otherwise agreed by the Parties, Wafers shall be delivered Ex-Works (CSM's factory in Singapore) (INCOTERMS 1990). CSM shall use its commercially reasonable efforts to deliver within the scheduled delivery date. However if for each purchase order, wafers are delivered within plus or minus 7 days of the scheduled delivery date, such delivery shall constitute compliance with ADI Purchase Order. CSM shall promptly give ADI written notice of any prospective failure to deliver within the scheduled deliver date.


                              CSM/ADI CONFIDENTIAL                             9

    Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


10.3 All quantities of wafers shall be delivered in CSM standard containers with proper labels identifying the specific product and lot number and shall be accompanied by a packing list specifying the relevant purchase order number, wafer lot number, Wafer quantity and number of good un-inked die (if wafers have been sorted) and agreed upon processing documentation.

10.4 If ADI fails to take delivery of any quantity of wafers or fails to give adequate delivery instructions (otherwise than by reason of any cause beyond ADI's reasonable control or by reason of CSM's fault), then without prejudice to any other right or remedy available to CSM, CSM may at its option, store such wafers until actual delivery and charge ADI for reasonable costs (including insurance) of storage.

11.      FORCE MAJEURE

11.1 Each Party's obligations under this Agreement shall be suspended upon the occurrence of a force majeure event such as act of God, flood, earthquake, fire, explosion, act of government, war, civil commotion, insurrection, embargo, riots, lockouts, labour disputes affecting such Party, for such period as such force majeure event may subsist. Upon the occurrence of a force majeure event, the affected Party shall notify the other Party in writing of the same and shall by subsequent written notice after the cessation of such force majeure event inform the other Party of the date on which that Party's obligation under this Agreement shall be reinstated.

11.2 Notwithstanding anything in this Section 11, upon the occurrence of a force majeure event affecting either Party, if such force majeure event continues for a period exceeding 6 consecutive months without a prospect of a cure of such event, the other Party shall have the option, in its sole discretion, to terminate this Agreement. Such termination shall take effect immediately upon the written notice to that effect from the other Party to the Party affected by the force majeure event.

11.3 If a force majeure event prevents CSM from supplying wafers to ADI, the termination date set forth in Section 6 shall be automatically extended by the duration of the force majeure event.

12.      USE RESTRICTION AND LIMITATION OF LIABILITY

12.1 ADI accepts all responsibility for any use or action taken by ADI with respect to wafers manufactured by CSM, once CSM has satisfactorily delivered the said wafers to ADI or ADI's agent(s) in Singapore in accordance with the terms of this Agreement.

12.2 ADI hereby agrees that the wafers are [**] for use as [**] in (a) any [**]devices or systems; or (b) any [**] devices or systems [**] (including but not limited to [**]). CSM


                              CSM/ADI CONFIDENTIAL                            10

    Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

12.3 shall not be responsible or liable to ADI or any third party for any unauthorized use of the wafers. As used herein:

         (i)   [**] devices or systems are devices or systems which are intended
               (aa) for [**], or (bb) to [**], and [**] may result in [**].

         (ii) A [**] component is any component of a [**] device or system [**] may cause the [**].

12.4 ADI shall indemnify, hold harmless and defend CSM, its officers, directors, employees and subcontractors from and against any claim, suit, demand or action which arises in any way out of, involves or relates to an unauthorized use of any wafers or products and ADI shall indemnify and hold harmless CSM, its officers, directors, employees and subcontractors against any and all direct losses, liabilities, damages, awards of settlement (including court costs) and expenses (including all reasonable attorney's fees, whether or not legal proceedings are commenced) arising from any such claim, suit, demand or action. CSM shall notify ADI of any such claim or allegation promptly after receiving notice thereof.

12.5 THE TOTAL LIABILITY OF CSM ON ALL CLAIMS OF ANY KIND, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE ARISING OUT OF THE PERFORMANCE OR BREACH OF THIS AGREEMENT OR USE OF THE WAFERS SHALL NOT EXCEED [**] BY [**] FROM [**] IN RESPECT OF THE [**] OF THE [**] WHICH [**] THE CLAIM.

12.6 In no event shall either Party be liable to the other with respect to the subject matter of this Agreement under any contract, tort (including negligence), strict liability or other legal or equitable theory for any incidental, consequential, special or indirect damages of any sort even if such Party has been informed of the possibility of such damages.

13.      CONFIDENTIALITY

13.1 All Confidential Information shall be kept confidential by the recipient unless or until the recipient Party can reasonably demonstrate that any such Confidential Information is, or part of it is, in the public domain through no fault of its own, whereupon to the extent that it is in the public domain or is required to be disclosed by law this obligation shall cease. For the purposes of this Agreement, "Confidential Information" shall mean all communications between the Parties, and all information and other materials supplied to or received by either of them from the other (a) prior to or on the date of this Agreement whether or not marked confidential; (b) after the date of this Agreement which is marked confidential with an appropriate legend, marking, stamp or other obvious written identification by the disclosing Party, and (c) all information concerning the business transactions and the financial arrangements of the Parties with any person with whom either of them is in a confidential relationship with regard to the matter in question coming to the knowledge of the recipient.


                              CSM/ADI CONFIDENTIAL                            11

13.2 The Parties shall take all reasonable steps to minimize the risk of disclosure of Confidential Information, by ensuring that only they themselves and such of their employees and directors whose duties will require them to possess any of such information shall have access thereto, and will be instructed to treat the same as confidential.

13.3 The obligation contained in this Section 13 shall endure, even after the termination of this Agreement, for a period of 5 years from the date of receipt of the Confidential Information except and until such Confidential Information enters the public domain as set out above.

14.      NOTICES

14.1 All notices, demands or other communications required or permitted to be given or made under or in connection with this Agreement shall be in writing and shall be sufficiently given or made (a) if delivered by hand or commercial courier or (b) sent by pre-paid registered post or
         (c) sent by legible facsimile transmission (provided that the receipt of such facsimile transmission is confirmed and a copy thereof is sent immediately thereafter by pre-paid registered post or commercial courier) addressed to the intended recipient at its address or facsimile number set out below. A Party may from time to time notify the others of its change of address or facsimile number in accordance with this Section 14.


         CSM
         ---

         60 Woodlands Industrial Park D
         Street 2
         Singapore 738406
         Facsimile no: (65) 362 2909
         Attention: The Legal Department






                              CSM/ADI CONFIDENTIAL                            12

         ADI
         ---

         One Technology Way
         Norwood, MA 02062-9106, USA
         Facsimile no: 1-781-461-3491
         Attention: Corporate Counsel


         With a copy to:
         804 Woburn Street
         Wilmington, MA 01887-3462, USA
         Facsimile no: 1-781-937-2008
         Attention: External Foundry Director

14.2     DEEMED DELIVERY

         Any such notice, demand or communication shall be deemed to have been duly served (a) if delivered by hand or commercial courier, or sent by pre-paid registered post, at the time of delivery; or (b) if made by successfully transmitted facsimile transmission, at the time of dispatch (provided that the receipt of such facsimile transmission is confirmed and that immediately after such dispatch, a copy thereof is sent by pre-paid registered post or commercial courier).

15.      WAIVER AND REMEDIES

15.1 No delay or neglect on the part of either Party in enforcing against the other Party any term or condition of this Agreement or in exercising any right or remedy under this Agreement shall either be or be deemed to be a waiver or in any way prejudice any right or remedy of that Party under this Agreement.

15.2 No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by either of the Parties shall not constitute a waiver by such Party of the right to pursue any other available remedy.

16.      SEVERANCE

16.1 If any provision or part of this Agreement is rendered void, illegal or unenforceable in any respect under any enactment or rule of law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


                              CSM/ADI CONFIDENTIAL                            13

17.      NO ASSIGNMENT OR SUB-CONTRACTING

17.1 Unless otherwise agreed in writing by the Parties, this Agreement may not be assigned or sub-contracted by either Party to any third party without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

18.      GOVERNING LAW

18.1 This Agreement shall be governed by and construed in accordance with the substantive laws of the Singapore.

18.2 The Parties hereby specifically exclude the application of the United Nations Convention on Contracts for the International Sale of Goods to this Agreement.

18.3 Except as otherwise expressly provided hereunder, any dispute or controversy arising in connection with this Agreement which cannot be settled by mutual or amicable agreement shall be finally settled through binding arbitration in London, England pursuant to the Rules of Arbitration of the International Chamber of Commerce by 1 arbitrator appointed in accordance with the said Rules. Any such arbitration shall be conducted in the English language.

19.      ENTIRE AGREEMENT

19.1 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and replaces all prior or contemporaneous understandings, agreements, dealings, and negotiations, oral or written, regarding the subject matter hereof including, without limitation, the Deposit Agreement. No modification, alteration or amendment of the Agreement shall be effective unless in writing and signed by both Parties. This Agreement shall supersede the 1995 Manufacturing Agreement, dated 17 March 1995, only to the extent of any inconsistent provision set forth herein.


                              CSM/ADI CONFIDENTIAL                            14

IN WITNESS WHEREOF the Parties have hereunto entered into this Agreement as of the date first above written.


/s/ Joseph E. McDonough
-----------------------
Name: Joseph E. McDonough
Title: Vice President Finance & CFO
for and on behalf of
ANALOG DEVICES, INC.


/s/ Robert Baxter
-----------------
Name: Robert Baxter
Title: Senior Vice-President, Business Operations
for and on behalf of
CHARTERED SEMICONDUCTOR MANUFACTURING LTD






                              CSM/ADI CONFIDENTIAL                            15

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                     ANNEX A
                                     -------
                 (Ref Sections 2.2, 2.6, 2.7, 2.9, 3.2 and 6.1)

The Refund of the Deposit to ADI shall be in accordance with the following terms:

TABLE A: NON-WAFER CREDITS


--------------------------------------------------------------------------------
EVENTS ENTITLING ADI TO REFUND:             AMOUNT             REFUNDABLE
NON-WAFER CREDITS                           (US$)
----------------------------------------- --------------------------------------
1.     [**]                                 [**]
----------------------------------------- --------------------------------------
2.     [**]                                 [**]
----------------------------------------- --------------------------------------
3.     [**]                                 [**]
----------------------------------------- --------------------------------------
4.     [**]                                 [**]
----------------------------------------- --------------------------------------
5.     [**]                                 [**]
----------------------------------------- --------------------------------------
6.     [**]                                 [**]
----------------------------------------- --------------------------------------
7.     [**]                                 [**]
----------------------------------------- --------------------------------------
8.     [**]                                 [**]
----------------------------------------- --------------------------------------
9.     [**]                                 [**]
----------------------------------------- --------------------------------------
10.    [**]                                 [**]
----------------------------------------- --------------------------------------
11.    [**]                                 [**]
----------------------------------------- --------------------------------------
MAXIMUM TOTAL OF ALL NON-WAFER CREDITS      [**]AMOUNT PAID OUT IN WAFER CREDITS
--------------------------------------------------------------------------------

TABLE B: WAFER CREDITS

--------------------------------------------------------------------------------
EVENTS ENTITLING ADI TO REFUND:             AMOUNT             REFUNDABLE
WAFER CREDITS                               (US$)
----------------------------------------- --------------------------------------
[**]                                        [**]
----------------------------------------- --------------------------------------
MAXIMUM TOTAL OF ALL WAFER CREDITS          [**] AMOUNT PAID OUT IN NON-WAFER
                                                 CREDITS
--------------------------------------------------------------------------------


                              CSM/ADI CONFIDENTIAL                            16

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



NOTES:

1. The maximum amount of monetary credits to be refunded by Chartered pursuant to the situations in Tables A and B above shall not exceed US[**].

2. Notwithstanding product names or descriptions above, ADI shall have sole discretion 1) as to which products are actually used for qualification, provided they use the CSM process as described, and 2) as to which products are subsequently run in volume generating wafer credits.





                              CSM/ADI CONFIDENTIAL                            17

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                     ANNEX B
                          (Ref Sections 3.5, 3.8 & 4.2)

       {Original Forecast & Flexibility Model - ADI to provide forecast}

                           Table A - Monthly Forecast

ADI WORLDWIDE MANUFACTURING
CSM AUG WAFER FORECAST                                          PRINTED ON: 9121199 6:02:53 PM

                  VENDOR             (P)ROBED        09/99A    10/99A    11/99A    12/99F    12/99F    01/00F    01/00F    02/00F
PRODUCT           PART #            (U)NPROBED        ORDR      ORDR      ORDR      PLAN      MAX       PLAN       MAX      PLAN
FOUNDRY:   Chartered Semiconductor Manufacturing
           Pte Ltd



ADI WORLDWIDE MANUFACTURING
CSM AUG WAFER FORECAST                                          PRINTED ON: 9121199 6:02:53 PM

                  VENDOR             (P)ROBED        02/00F    03/00F    03/00F    04/00F    04/00F    05/00F     05/00F
PRODUCT           PART #            (U)NPROBED         MAX      PLAN       MAX      PLAN       MAX      PLAN       MAX
FOUNDRY:   Chartered Semiconductor Manufacturing
           Pte Ltd


                                      [**]


                              CSM/ADI CONFIDENTIAL                            18